BY-LAWS

                                       OF

                             EDISON RENEWABLES, INC.
                              a Nevada Corporation

               (as amended and restated through October 25, 2004)

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                                TABLE OF CONTENTS
ARTICLE ONE - OFFICES

1.1      Registered Office.
1.2      Other Offices.

ARTICLE TWO - MEETINGS OF STOCKHOLDERS

2.1      Place.
2.2      Annual Meetings.
2.3      Special Meetings.
2.4      Notices of Meetings.
2.5      Purpose of Meetings.
2.6      Quorum.
2.7      Voting.
2.8      Share Voting.
2.9      Proxy.
2.10     Written Consent in Lieu of Meeting.
2.11     Nominations for Directors

ARTICLE THREE - DIRECTORS

3.1      Powers.
3.2      Number of Directors.
3.3      Vacancies.

ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS

4.1      Place.
4.2      First Meeting.
4.3      Regular Meetings.
4.4      Special Meetings.
4.5      Notice.
4.6      Waiver.
4.7      Quorum.
4.8      Adjournment.
4.9      Unanimous Consent

ARTICLE FIVE - COMMITTEES OF DIRECTORS

5.1      Power to Designate.
5.2      Regular Minutes.
5.3      Written Consent.
                                       (i)
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ARTICLE SIX - COMPENSATION OF DIRECTORS

6.1      Compensation.

ARTICLE SEVEN - NOTICES

7.1      Notice.
7.2      Waiver of Notice.

ARTICLE EIGHT - OFFICERS

8.1      Appointment of Officers.
8.2      Time of Appointment.
8.3      Salaries.
8.4      Vacancies.
8.5      Chairman of the Board.
8.6      Vice-Chairman.
8.7      Chief Executive Officer.
8.8      President or Chief Operating Officer.
8.9      Chief Financial Officer.
8.10     Chief Technology Officer.
8.11     Executive Vice-President.
8.12     Vice-Presidents.
8.13     Secretary.
8.14     Assistant Secretaries.
8.15     Treasurer.
8.16     Surety.
8.17     Assistant Treasurers.

ARTICLE NINE - CERTIFICATES OF STOCK

9.1      Share Certificates.
9.2      Transfer Agents.
9.3      Lost or Stolen Certificates.
9.4      Share Transfers.
9.5      Closing of Transfer Books; Record Date.
9.6      Stockholders Record.

ARTICLE TEN - FINANCIAL MATTERS

10.1     Contracts.
10.2     Loans.
10.3     Checks and Drafts.
10.4     Deposits.
10.5     Bank Accounts.
                                      (ii)
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ARTICLE ELEVEN - DIVIDENDS

11.1     Dividends
11.2     Reserves.

ARTICLE TWELVE - FISCAL YEAR

ARTICLE THIRTEEN - INDEMNFICATION

ARTICLE FOURTEEN - AMENDMENTS

14.1     By Stockholder.
14.2     By Board of Directors.

ARTICLE FIFTEEN - CORPORATE SEAL


                                      (iii)


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                                   ARTICLE ONE
                                     OFFICES

Section 1.1. Registered Office - The registered office of this corporation shall be in the County of Clark, State of Nevada.

Section 1.2. Other Offices - The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE TWO
                            MEETINGS OF STOCKHOLDERS

Section 2.1. Place - All annual meetings of the stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.2. Annual Meetings - Annual meetings of stockholders shall be held for the election of directors of the corporation. At such annual meeting, the stockholders shall elect a Board of Directors by a plurality vote (as provided in Section 2.8 of this Article Two), and shall transact such other business as may properly be brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by, at the direction of or upon authority granted by the Board of Directors, (b) otherwise brought before the meeting by, at the direction of or upon authority granted by the Board of Directors, or (c) subject to Section 2.11 hereof, otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the corporation no less than five days prior to the meeting; provided, however, that in the event the corporation's common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, to be timely, a stockholder's notice must be received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the corporation's Proxy Statement for the prior year's annual meeting of stockholders and, if during the prior year the corporation did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before the corporation mails the Proxy Statement for the current year.

     A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are

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beneficially  owned by the  stockholder,  and (d) any  material  interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, but subject to Section 2.11 hereof, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 2. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and, if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

Section 2.3. Special Meetings - Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Secretary at the request in writing of the Chairman of the Board, the Chief Executive Officer, President or by resolution of the Board of Directors. Such request shall state the purpose of the proposed meeting.

Section 2.4. Notices of Meetings - Notices of meetings shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall being to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2.5. Purpose of Meetings - Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.6. Quorum - The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. In addition, whether or not a quorum is then present, the Chairman of the Board of the corporation shall have the power and authority to adjourn any meeting of stockholders at any time prior to or during such meeting for any reason without notice other than announcement at

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the meeting. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.7. Voting - When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any questions brought before such meeting, unless the question is one upon which by express provision of the statues or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.8. Share Voting - Except as provided in the Articles of Incorporation, each stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

Section 2.9. Proxy - At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have then filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 2.10. Written Consent in Lieu of Meeting - No action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting except if authorized by the written consent of stockholders holding 100% of the voting power, unless such action has been authorized by the board of Directors in which event such action may be taken by the written consent of not less than a majority of the shares of capital stock entitled to vote on such action, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

Section 2.11. Nominations for Directors - Only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be qualified for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this Section 2.11. In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination shall be made pursuant to

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timely notice in writing to the  Secretary of the  corporation.  To be timely, a stockholder's notice must be received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to stockholders or (b) the day on which such public disclosure was made.

     A stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (including, without limitation, such documentation as is required by Regulation 14A to confirm that such person is a bona fide nominee); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be qualified for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Section 2.11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with procedures prescribed by the By-Laws, and, if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.

                                  ARTICLE THREE
                                    DIRECTORS

Section 3.1. Powers - The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 3.2. Number of Directors - The number of directors which shall constitute the whole board shall initially be one (1), but the number of directors which shall constitute the whole board may be fixed from time to time by action of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and except as provided in Section 3.3 of this Article, each director elected shall hold office the earlier of his death, resignation or removal from office, or until his successor is elected and qualified. Directors need not be stockholders.

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Section 3.3.  -Vacancies - Vacancies in the Board of Directors  including  those caused by an increase in the number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is duly elected and shall qualify, unless sooner displaced.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

                                  ARTICLE FOUR
                       MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1. Place - Regular and special meetings of the Board of Directors shall be held at any place within or without the State of Nevada.

Section 4.2. First Meeting - The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 4.3. Regular Meetings - Regular meetings of the Board of Directors may be he1d without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 4.4. Special Meetings - Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President on one (1) day's notice to each director, either personally, by overnight mail, by telegram, by telecopier, by telephone, or by e-mail. For purposes hereof, one (1) day's notice shall be satisfied by the delivery of such notice as shall result in the director receiving notice by 5:00 p.m., local time in the time zone in which the corporation's principal executive office is located, on the day immediately preceding the date of the meeting (provided that the time of the meeting is no earlier than 8:00 a.m., local time).

Section 4.5. Notice - Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

Section 4.6. Waiver - The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the

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directors not present signs a written waiver of notice,  or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.7. Quorum - At all meetings of the Board, a majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation or any express provision of these By-Laws. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

Section 4.8. Adjournment - A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Section  4.9.  Unanimous  Consent  - The  unanimous  consent  of  the  incumbent directors shall be required for the corporation to (A) issue any shares of capital stock, warrants, options, rights, shares of capital stock, evidences of indebtedness or other securities, which are convertible, exercisable or exchangeable into shares of common stock, or any other equity securities for any purpose, for a period of two (2) years ending on August 3, 2006, or (B) enter into (i) employment agreements or arrangements with executive personnel, (ii) consulting agreements or arrangements or arrangements for financial, marketing or mergers and acquisition advisory services, (iii) related party transactions or (iv) mergers, consolidations, acquisitions (whether assets or capital stock), or material contracts or agreements, as such term is defined in Item 601 of Regulation S-B of the federal securities laws of the United States, for a period of one (1) year ending on August 3, 2005, or (C) of enter into and/or consummate any transaction, or series of transactions, which would result in a "change in control" of the ownership of the corporation's voting securities for the period ending at the time that the certain $350,000 promissory note dated August 3, 2004 from NextPhase Technologies, Inc. to Corey Morrison is satisfied in full, or (D) amend this Section 4.9 of this By-Laws. The term "change of control" shall mean:

(i) The transfer, through one transaction or a series of related transactions, either directly or indirectly, or through one or more intermediaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the corporation's then outstanding voting securities entitled to vote generally in the election of directors, or the last of any series of transfers that results in the transfer of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the corporation's then outstanding voting securities entitled to vote generally in the election of directors; from the beneficial ownership as of the date under the Share Exchange Agreement, giving effect to the transaction;

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(ii)  Approval  by  the   stockholders   of  the  corporation  of  a  merger  or
consolidation,  with respect to which persons who were the  stockholders  of the
Corporation   immediately   prior  to  such  merger  or  consolidation  do  not,
immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated
corporation's  then  outstanding   voting   securities,   or  a  liquidation  or
dissolution of the corporation or the sale of all or substantially all of the assets of the corporation.

                                  ARTICLE FIVE
                             COMMITTEES OF DIRECTORS

Section 5.1. Power to Designate - The Board of Directors may, by resolution adopted by a majority of the whole Board, designate from its members one or more committees of the Board of Directors, which committees shall serve at the pleasure of the Board of Directors. Each committee shall consist of one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqua1ified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

Section 5.2. Regular Minutes - The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 5.3. Written Consent - Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE SIX
                            COMPENSATION OF DIRECTORS

Section 6.1. Compensation - The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

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                                  ARTICLE SEVEN
                                     NOTICES

Section 7.1 Notice - Except as provided herein, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation.

Section 7.2. Waiver of Notice - Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE EIGHT
                                    OFFICERS

Section 8.1. Appointment of Officers - The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President or Chief Operating Officer, a Secretary and a Treasurer. The Board of Directors may also choose a Vice Chairman of the Board, Chief Technology Officer, a Chief Financial Officer, and one or more Executive Vice-Presidents, Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person.

Section 8.2. Time of Appointment - The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board who shall be a director, and shall choose a President, a Secretary and a Treasurer, none of whom need be directors.

Section 8.3. Salaries - The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors.

Section 8.4. Vacancies - The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 8.5. Chairman of the Board - The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 8.6. Vice-Chairman - The Vice-Chairman shall be a member of the Board of Directors, and in the absence or disability of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 8.7. Chief Executive Officer - The Chief Executive Officer shall have general supervision and control over the business, management and finances of the corporation, subject

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

to control of the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect.

Section 8.8. President or Chief Operating Officer - The President or Chief Operating Officer shall have general supervision and control over the day-to-day business and management of the corporation, subject to the control of the Chief Executive Officer and the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect. If there is no Chief Executive Officer, the President shall have power and duties set forth in Section 8.7.

Section 8.9. Chief Financial Officer - The Chief Financial Officer shall have general supervision and control over the day-to-day finances of the corporation, subject to the control of the Chief Executive Officer and the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect.

Section 8.10. Chief Technology Officer - The Chief Technology Officer shall have general supervision and control over the business and management of the corporation with respect to technology matters, subject to the control of the Chief Executive Officer, the President or Chief Operating Officer and the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect. If there is no Chief Executive Officer, the President shall have powers and duties set forth in Section 8.7.

Section 8.11. Executive Vice-President - The Executive Vice-President, or, if there shall be more than one, the Executive Vice-Presidents in the order determined by the Board of Directors, shall generally assist the President or Chief Operating Officer in the management of the day-to-day business and affairs of the corporation and, in the absence or disability of the President or Chief Operating Officer, shall perform the duties and exercise the powers of the President or Chief Operating Officer, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 8.12. Vice Presidents - The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the Executive Vice-President, perform the duties and exercise the powers of the Executive Vice-Presidents, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 8.13. Secretary - The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

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

Section 8.14. Assistant Secretaries - The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 8.15. Treasurer - The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books and belongings to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President or Chief Operating Officer, the Chief Financial Officer, and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Section 8.16. Surety - If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 8.17. Assistant Treasurer - The Assistant Treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE NINE
                              CERTIFICATES OF STOCK

Section 9.1. Share Certificates - Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than once class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such stock.

Section 9.2. Transfer Agents - If a certificate is signed (a) by a transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as

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

though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 9.3. Lost or Stolen Certificates - The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 9.4. Share Transfers - Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 9.5. Closing of Transfer Books; Record Date - The Board of Directors may close the stock transfer books of the corporation for a period not exceeding 60 days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding 60 days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding sixty
(60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend. or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholder of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such right, or to give such consent, as the case may be, not withstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Section 9.6. Stockholders Record - The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as other wise provided by the laws of Nevada.

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

                                   ARTICLE TEN
                                FINANCIAL MATTERS

Section 10.1. Contracts - The Board of Directors, except as these By-Laws otherwise provide, may authorize any officer or officers, agent or agents, to execute and deliver any contract on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 10.2. Loans - Any officer of the corporation as may from time to time be designated for such purpose by the Board of Directors, or any officer of the corporation duly authorized by the Board of Directors with respect to a particular loan or advance, may effect loans and advances at any time for the corporation from any bank, trust company or other institution, or from any firm or individual, and for such loans and advances may make, execute and deliver promissory notes and other evidences of indebtedness of the corporation. No property whatever owned or held by the corporation shall be pledged, hypothecated or transferred as security for loans and advances except by an officer of the corporation who shall have been designated for such purpose by the Board of Directors, or by any officer thereunto duly authorized by the Board of Directors with respect to a particular loan or advance.

Section 10.3. Checks and Drafting - All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange, insurance certificates and all endorsements (except endorsements for collections for the account of the corporation or for deposit to its credit) shall be signed by such officer or officers, employee or employees, of the corporation or by facsimile signature of such officer or officers, employee or employees, of the corporation as shall from time to time be determined by resolution of the Board of Directors.

Section 10.4. Deposits - All funds of the corporation, unless otherwise authorized and directed by a resolution of the Board of Directors duly recorded in the minutes of the meetings of the Board of Directors, shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may elect or as may be selected by any officer or officers, agent or agents, of the corporation to whom such power may from time to time be delegated by the Board of Directors; and for the purpose of such deposit, checks, drafts and other orders for payment of money which are payable to the order of the corporation may be endorsed, assigned and delivered by the Chairman of the Board, Chief Executive Officer, President or Chief Operating Officer, an Executive Vice-President, a
Vice-President, or the Treasurer an Assistant Treasurer, the Secretary or an Assistant Secretary, or by any agent or employee of the corporation to whom any of said officers, in writing, or the Board of Directors, by resolution, shall have delegated such power.

Section 10.5. Bank Accounts - The Board of Directors may from time to time authorize the opening and keeping with such banks, trust companies or other depositories as the Board may select of general and specific bank accounts, and may make such special rules and resolutions with respect thereto, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

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


                                 ARTICLE ELEVEN
                                    DIVIDENDS

Section 11.1. Dividends - Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 11.2. Reserves - Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                 ARTICLE TWELVE
                                   FISCAL YEAR

Section 12.1. Fiscal Year - The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                ARTICLE THIRTEEN
                                 INDEMNIFICATION

Section 13.1. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably included or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such succors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement. they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

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

Section 13.2. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Section 13.3. The Board of Directors may from time to time adopt further By-Laws with respect to indemnification and may amend these and such By-Laws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

                                ARTICLE FOURTEEN
                                   AMENDMENTS

Section 14.1. By Stockholders - The By-Laws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 14.2. By Board of Directors - The Board of Directors by a majority vote of the whole Board at any meeting may amend these By-Laws, including By-Laws adopted by the stockholders.

                                 ARTICLE FIFTEEN
                                 CORPORATE SEAL

Section 15.1. Corporate Seal - The corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation of the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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